EXHIBIT 1.01

CONFLICT MINERALS REPORT OF
METTLER-TOLEDO INTERNATIONAL INC.
FOR THE PERIOD JANUARY 1 TO DECEMBER 31, 2020

Background

We are a leading global supplier of precision instruments and services. We have strong leadership positions in our businesses and believe we hold global number-one market positions in a majority of them. Specifically, we are the largest provider of weighing instruments for use in laboratory, industrial, and food retailing applications. We are also a leading provider of analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development, and process analytics instruments used for in-line measurement in production processes. In addition, we are the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical, and other industries.

We are committed to conducting our business ethically, legally, and in a socially and environmentally responsible manner. As part of this commitment we seek to understand the origin of the materials that go into our products and the social and environmental impacts their sourcing has. Accordingly, we take seriously the requirements of Rule 13p-1under the Securities Exchange Act. To ensure we meet these requirements we adopted a formal, company-wide conflict minerals policy, which we communicate to and enforce with our suppliers. This policy describes our commitment to compliance with conflict minerals requirements, supplier due diligence, and ongoing supply chain evaluation. It is publicly available as part of our Ethical, Social, and Quality Standards at www.mt.com/policies. We also actively engage our suppliers in an effort to determine the source of certain defined minerals, collectively referenced in this report as “3TG”1, in our products and if armed groups benefited from their production. The relevant product categories2 for our analysis were laboratory balances, pipettes, analytical instruments, automated chemistry solutions, process analytics, industrial weighing instruments, industrial terminals, transportation and logistics, vehicle scale systems, product inspection, and retail weighing solutions.

This report describes our engagement and its results, and was filed as Exhibit 1.01 to our Form SD for the reporting period for January 1 to December 31, 2020.

3TG Disclosure

After our reasonable country of origin inquiry (as described below), we concluded in good faith that for the period January 1 to December 31, 2020, 3TG were necessary to the functionality or production of products we manufactured and contracted to manufacture (“our products”).

Description of Inquiry/Analysis

We describe below the actions we took with respect to the 3TG that are necessary to the production or functionality of the products we manufactured or contracted to manufacture for sale in 2020.

Reasonable country of origin inquiry: We performed a reasonable country of origin inquiry on the materials in our products. We designed the country of origin inquiry to determine whether any of the 3TG necessary to the production or functionality of our products originated in the Conflict Region or are from recycled or scrap sources3. Our inquiry included our suppliers of materials containing 3TG or posing a high risk of containing 3TG. We contacted our major mechanical and electronic components suppliers in scope4, representing more than 85% of our 3TG risk categorized materials. We asked suppliers to define if they are using 3TG in their products, and if so, to identify the origin, mines, and smelters of the 3TG they provide. If the scope of our current inquiry was expanded to 100% of our necessary materials we expect the results would be similar to those detailed in this report.

To carry-out our reasonable country of origin inquiry we asked our suppliers to complete the Conflict Minerals Reporting Template (CMRT)5. We reviewed the results of this supplier survey for reasonableness and red flags:

•78% of the suppliers we contacted responded with a completed CMRT.
•With respect to 85% of the responses we did not follow-up with our supplier because, for example, the 3TG provided either, (i) did not originate in the Conflict Region, (ii) we have no reason to believe they may have originated in the Conflict Region, (iii) came from recycled or scrap sources, or (iv) we reasonably believe they came from recycled or scrap sources.

Due diligence: Under the direction of a steering committee comprised of our Chief Financial Officer, General Counsel, and Head of Supply Chain and IT, our Procurement Compliance Expert performed follow-up due diligence on the source and chain of custody of approximately 15% of our country of origin inquiry responses. We subjected a response to due diligence if after the country of origin inquiry we could not determine that its 3TG either, (i) originated outside the Conflict Region, (ii) we have no reason to believe they may have originated in the Conflict Region, (iii) came from recycled or scrap sources, or (iv) we reasonably believe they came from recycled or scrap sources.

Our due diligence conformed to the five steps of the Organisation for Economic Cooperation and Development’s “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas,” which specifies establishing strong company management systems, identifying and assessing risks in the supply chain, designing and implementing a strategy to respond to identified risks, carrying out independent third-party audits of due diligence practices, and reporting annually on supply chain due diligence. Our due diligence approach is comprehensive, beginning at the commencement of our relationship, continuing throughout the relationship with active engagement, and concluding each cycle with an analysis of the information gathered. We leverage our membership with RMI (the Responsible Minerals Initiative, formerly called CFSI (Conflict-Free Sourcing Initiative)) to complete our due diligence. Members of the Responsible Business Alliance and the Global e-Sustainability Initiative founded RMI in 2008, and it has grown into one of the most utilized and respected resources for companies addressing responsible sourcing issues for 3TG.

Relationship Commencement	Supplier Engagement	Analysis
•Supplier engagement due diligence. We perform due diligence at the commencement of our relationship with each supplier. This due diligence is leveraged with respect to 3TG suppliers.	•Supplier surveys. We request additional country of origin and internal policy information from our suppliers using the most recently updated version of the CMRT published by RMI.
•Industry cooperation. When available, we leverage resources available through industry cooperation. These efforts include checking suppliers, intermediaries, mines, and refineries against industry watch and conflict free lists. We also subscribe to, and participate in, the RMI collaborative database.

•Policy communication and contracting. We have adopted a conflict minerals policy that we communicate to suppliers, and the public, at www.mt.com/policies. We also seek to include a provision requiring due diligence support in all our supplier agreements. Where necessary, we will enforce our policies and agreements against suppliers.

•Work done upstream. As a company positioned downstream in the supply chain we request copies of, and must rely on, the due diligence performed by our suppliers, who are positioned further up the supply chain.

•Red flags. We follow-up on and address red flags discovered during our process.

Identification and Mitigation of Risks

Because we are positioned downstream, our principal risk is having suppliers with non-existent or inadequate due diligence to assure a responsible supply chain of minerals from conflict-affected and high-risk areas. Our due diligence sought to identify risks upstream by assessing the due diligence practices of those parties upstream. Where our due diligence identifies risks or red flags we seek to confirm that no facilities benefiting armed groups are in our supply chain and that 3TG from those facilities do not make their way into our products. In the coming period we plan to further evaluate what steps may be taken to mitigate the risk that our 3TG benefit armed groups, including reviewing our data management tools and processes to improve our due diligence. To mitigate the risk that the necessary conflict minerals benefit armed groups in the Conflict Region, we have reiterated our conflict minerals policy to our suppliers. We also have grievance mechanisms in place internally, and publically, to act as an early-warning risk-awareness system.

Independent Private Sector Audit

As permitted by applicable rules, we are not submitting an independent private sector auditor’s report with respect to this report.

Mine or Location of Origin

Our efforts to determine the mine or location of origin of our 3TG with the greatest possible specificity included the due diligence measures and the reasonable country of origin inquiry described above. In making our determination we relied on information our direct suppliers provided and information available on the RMI database. At times, we were unable to identify the mine or location of origin of our 3TG because our suppliers could not give us sufficient information to make the necessary determinations and contact details were not available to establish communication further down the supply chain.

The following tables list the recognized facilities that may have processed the 3TG in our supply chain; however, some of these facilities' 3TG may not end up in our products and we do not request product specific information from our suppliers. We identified red flags with respect to certain of the facilities below. We are engaging with our suppliers that identified red flag facilities to eliminate the facility from our supply chain or mitigate any identified risks.

Metal	Smelter or Refiner Facility Name*	Location of Facility*
The following facilities have received a "conflict free" designation from an independent third party audit program as of April 14, 2021
Gold	Advanced Chemical Company	United States of America
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan

Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asahi Refining Canada Ltd.	Canada
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Shandong Gold Smelting Co., Ltd.	China

Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Korea, Republic of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAFINA A.S.	Czechia
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Geib Refining Corporation	United States of America
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Marsam Metals	Brazil
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	SAAMP	France
Gold	L'Orfebre S.A.	Andorra
Gold	8853 S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	AU Traders and Refiners	South Africa
Gold	Bangalore Refinery	India
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Safimet S.p.A	Italy
Gold	TSK Pretech	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Exotech Inc.	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	QuantumClean	United States of America
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	Meta Materials	North Macedonia, Republic of
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Tin Technology & Refining	United States of America
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Niagara Refining LLC	United States of America
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	KGETS Co., Ltd.	Korea, Republic of
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China

The following facilities have not received a "conflict free" designation from an independent third party audit program as of April 14, 2021
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Caridad	Mexico
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Sabin Metal Corp.	United States of America
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Morris and Watson	New Zealand
Gold	Guangdong Jinding Gold Limited	China
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Sudan Gold Refinery	Sudan
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Industrial Refining Company	Belgium
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Abington Reldan Metals, LLC	United States of America
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Sai Refinery	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Pease & Curren	United States of America
Gold	JALAN & Company	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	African Gold Refinery	Uganda
Gold	Gold Coast Refinery	Ghana
Gold	NH Recytech Company	Korea, Republic of
Gold	QG Refining, LLC	United States of America
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Sovereign Metals	India
Gold	C.I Metales Procesados Industriales SAS	Colombia

Gold	Augmont Enterprises Private Limited	India
Gold	Kundan Care Products Ltd.	India
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Super Ligas	Brazil
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Pongpipat Company Limited	Myanmar
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	GEM Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil

RMI identified countries as possible origins for the 3TG these facilities may process include:

RMI maintains a list of countries of origin for the 3TG the assessed facilities may process, which we reference. However, since this data is provided in aggregated form we are unable to identify the countries of origin for the 3TG in our products with specificity.

* Smelter and refiner facility names and locations as reported by RMI as of April 14, 2021.

______________________________________________
1As used in this report, “3TG” refers to, collectively, columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten.
2Product categories include the products described under the same headings in Part I, Item 1 of our 10-K for the fiscal year ended December 31, 2020.
3As used in this report: “Conflict Region” at the time of our analysis means the Democratic Republic of the Congo, and the countries sharing an internationally recognized border with it, namely Angola, Burundi, Central Africa Republic, The Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. 3TG from “recycled or scrap sources” means 3TG from recycled metals, which are reclaimed end-user or post-consumer products, or scrap processed metals created during product manufacturing. Recycled metal includes excess, obsolete, defective, and scrap metal materials that contain refined or processed metals that are appropriate to recycle in the production of tin, tantalum, tungsten and/or gold. Minerals partially processed, unprocessed, or a bi-product from another ore are not included in the definition of recycled metal.
4The scope of our inquiry was limited to operations on our global enterprise platform, or Blue Ocean. “Blue Ocean,” as described in Part I, Item 1 of our 10-K for the fiscal year ended December 31, 2020, is our program to establish a global operating model with standardized, automated, and integrated processes, and high levels of global data transparency. Operations covered include units in Benelux, China, Germany, Southeast Asia, Switzerland, the United Kingdom, and the United States, which account for our principal manufacturing operations. We have no reason to expect results would be materially different for operations not on Blue Ocean.
5The Conflict Minerals Reporting Template (CMRT) is offered by the Responsible Minerals Initiative (RMI), an initiative of the Responsible Business Alliance and Global e-Sustainability.